Exhibit 99.1

RESOLUTE ENERGY CORPORATION ACQUIRES OIL PRODUCTION AND

ACREAGE; EXPANDS PERMIAN BASIN OPERATIONS

Denver, Colorado – December 3, 2012 – Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) announced today that it has entered into a definitive agreement to acquire oil assets, including existing production and undeveloped acreage, in the Permian Basin of Texas and southeast New Mexico from a private party for a purchase price of approximately $120 million.

The transaction is expected to close on or about December 21, 2012. The Company expects to finance the acquisition with debt. The transaction has an effective date of August 1, 2012, and is subject to customary conditions and purchase price adjustments.

The assets are primarily located in Howard County, Texas, and Lea County, New Mexico. Combined, the acquired properties produced a net 1,418 barrels of oil equivalent (“Boe”) per day in the third quarter of 2012 and had estimated proved reserves of 4.1 million Boe, of which 73% is crude oil. The Company believes that there may be significant additional resource potential in excess of the reserves currently categorized as proved.

Howard County, Texas

The Howard County assets include non-operated working interests of approximately 39%, consisting of 1,310 net acres primarily targeting the Wolfberry play. The 23 existing wells produced a net 377 Boe per day in the third quarter of 2012, approximately 64% of which was crude oil. This acreage is approximately six miles from the Company’s existing operations in Howard and Martin counties.

Growth potential exists from approximately 64 vertical drilling locations targeting the Wolfberry interval and 66 recompletion opportunities that are not categorized as proved. Other upside exists from the multi-pay, multi-play nature of the area, which is prospective for horizontal development in the Wolfcamp and Cline.

The acreage is largely held by production, and the Company estimates that a one-rig program for two years will hold all of the acquired leases.

Lea County, New Mexico.

The primary asset acquired in Lea County is Denton Field, which was discovered in the 1950s and is a conventional fractured carbonate reservoir. The assets include 2,767 net acres (2,880 gross), all of which are held by production, and in the third quarter of 2012 the 39 existing wells produced a net 833 Boe per day. Approximately 89% of production consisted of crude oil. Resolute will be the operator of the Lea County assets.

Growth potential and upside exists from activities associated primarily with the deepening of existing wells and infill drilling from 40-acre to 20-acre spacing.

Other properties

Other assets being acquired are a combination of conventional and unconventional producing properties in the Permian Basin. The acquired assets comprise 2,455 net acres (3,380 gross acres, all HBP) and produced 208 net Boepd in the third quarter of 2012.

Nicholas J. Sutton, Resolute’s Chairman and Chief Executive Officer said: “Since our founding, Resolute has aggressively pursued the most attractive domestic oil plays to create the foundation for long-term growth in value. We plan to realize the growth potential from these new assets, which is largely self-funded, with a drilling program over the next four to five years. The Permian Basin is an area we have long targeted as an important growth engine for the Company, and this most recent expansion further strengthens our visible growth potential in this multi-pay, multi-play oil-prone region.”

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Such forward looking statements include statements regarding future financial and operating results; production and cost guidance; future production and reserve estimates; anticipated capital projects and expenditures; liquidity and availability of capital; the successful closing of the Permian acquisition and the anticipated closing date; future cash flows from the acquired Permian properties and acreage; operating, development and exploration plans for the acquired Permian assets; our expectations regarding our development activities including drilling, deepening, recompleting and refracing wells, the number of such potential projects, the anticipated timing and cost of such activities, and the anticipated timing and activity required to reach “held by production” status; the prospectivity of the acquired Permian properties and acreage; and anticipated production from the acquired Permian properties and acreage. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the volatility of oil and gas prices; inaccuracy in reserve estimates and expected production rates; discovery, estimation, development and replacement of oil and gas reserves; the future cash flow, liquidity and financial position of Resolute; the success of the business and financial strategy, hedging strategies and plans of Resolute; the amount, nature and timing of capital expenditures of Resolute, including future development costs; availability and terms of capital; the effectiveness of Resolute’s CO2 flood program; the potential for downspacing or infill drilling in our areas of operations, or obstacles thereto; the timing of issuance of permits and rights of way; the timing and amount of future production of oil and gas; availability of drilling, completion and production personnel, supplies and equipment; the completion and success of exploratory drilling; potential delays in the completion, commissioning and optimization schedule of Resolute’s gas gathering and facilities construction projects; operating costs and other expenses of Resolute; the success of prospect development and property acquisition and integration by Resolute; the success of Resolute in marketing oil and gas; competition in the oil and gas industry; the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters; environmental liabilities; anticipated supply of CO2, which is currently sourced exclusively under a contract with Kinder Morgan CO2 Company, L.P.; operational problems or uninsured or underinsured losses affecting Resolute’s operations or financial results; government regulation and taxation of the oil and gas industry, including the potential for increased regulation of underground injection and fracing operations; changes in derivatives regulation; developments in oil-producing and gas-producing countries; Resolute’s relationship with the Navajo Nation and the local Navajo community in the area in which Resolute operates; and the success of strategic plans, expectations and objectives for future operations of Resolute. Actual results may differ materially from those contained in the forward-looking statements in this press release. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. You are encouraged to review Item 1A.—Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2011 and the Form 10-Q for the quarter ended March 31, 2012 and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition, exploration, exploitation and development of oil and gas properties, with a particular emphasis on liquids-focused, long-lived onshore U.S. opportunities. Resolute’s producing properties are located in the Paradox Basin in Utah, the Powder River Basin in Wyoming, the Permian Basin in Texas and the Bakken trend of North Dakota. The Company also owns exploration and exploitation properties in the Permian Basin of Texas and the Big Horn and Powder River Basins of Wyoming.

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Contact:

HB Juengling

Vice President—Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com

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